                                                     Free Writing Prospectus
                                                     Filed Pursuant to Rule 433
                                                     Registration No. 333-130545

                              RMBS NEW TRANSACTION

                             FREE WRITING PROSPECTUS

                          $[224,755,481] (APPROXIMATE)
                              Offered Certificates

                                  MLMI 2006-F1
                       MORTGAGE PASS-THROUGH CERTIFICATES
                      FIXED RATE RESIDENTIAL MORTGAGE LOANS

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                                 SELLER/SPONSOR

                           NATIONAL CITY MORTGAGE CO.
                                    SERVICER

                                 APRIL [3], 2006

                                IMPORTANT NOTICES

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-127233) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-248-3580.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Free Writing Prospectus are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

Total Current Balance   $13,964,423.30
Total Number of Loans               12

                             AVERAGE OR
                          WEIGHTED AVERAGE
                                (1)             MINIMUM         MAXIMUM
                          ----------------   -------------   -------------
Current Balance            $1,163,701.94     $  998,187.06   $1,460,470.49
Original Balance           $1,169,679.17     $1,000,000.00   $1,462,500.00
Loan Rate                          6.505%            6.250%          6.875%
Servicing Fee                      0.250%            0.250%          0.250%
Net Loan Rate                      6.255%            6.000%          6.625%
Original LTV                       63.94%            37.04%          75.00%
Credit Score                         730               669             789
Original Term (mos)                  360               360             360
Remaining Term (mos)                 358               357             358
Seasoning (mos)                        2                 2               3
IO Original Term (3)                 120               120             120
IO Remaining Term (3)                118               118             118
Top State
   Concentrations ($)   MD(36.75%), MA(10.32%), UT(10.01%), KS(7.16%),OH(7.15%)
First Pay Date                                  02/01/2006      03/01/2006
Maturity Date                                   01/01/2036      02/01/2036

(1)  Based on current balances

(2) The interest rates on the Mortgage Loans indexed to one-month LIBOR reset monthly, except with respect to the first rate adjustment, which occurs after the second monthly payment

(3)  For Interest-Only loans.

INDEX


                          AGGREGATE      % OF AGGREGATE             WEIGHTED    AVERAGE    WEIGHTED
            NUMBER OF     PRINCIPAL    PRINCIPAL BALANCE  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
             MORTGAGE      BALANCE     OUTSTANDING AS OF   AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST-
INDEX         LOANS      OUTSTANDING    THE CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      DOC       ONLY
-----       ---------  --------------  -----------------  --------  --------  -----------  --------  -------  ---------
Fixed Rate      12     $13,964,423.30       100.00%        6.505%      730     $1,163,702   63.94%    57.76%    23.08%
               ---     --------------       ------         -----       ---     ----------   -----     -----     -----
TOTAL:          12     $13,964,423.30       100.00%        6.505%      730     $1,163,702   63.94%    57.76%    23.08%
               ===     ==============       ======         =====       ===     ==========   =====     =====     =====

PRODUCT TYPE

                                   AGGREGATE      % OF AGGREGATE             WEIGHTED    AVERAGE    WEIGHTED
                     NUMBER OF     PRINCIPAL    PRINCIPAL BALANCE  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                      MORTGAGE      BALANCE     OUTSTANDING AS OF   AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST-
PRODUCT TYPE           LOANS      OUTSTANDING    THE CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      DOC       ONLY
------------         ---------  --------------  -----------------  --------  --------  -----------  --------  -------  ---------
30 Year Fixed Loans       9     $10,741,116.87        76.92%        6.515%      722     $1,193,457   64.95%    45.08%     0.00%
30 Year Fixed IO
   Loans                  3       3,223,306.43        23.08         6.470       757      1,074,435   60.59    100.00    100.00
                        ---     --------------       ------         -----       ---     ----------   -----    ------    ------
TOTAL:                   12     $13,964,423.30       100.00%        6.505%      730     $1,163,702   63.94%    57.76%    23.08%
                        ===     ==============       ======         =====       ===     ==========   =====    ======    ======

AMORTIZATION TYPE

                                 AGGREGATE      % OF AGGREGATE             WEIGHTED    AVERAGE    WEIGHTED
                   NUMBER OF     PRINCIPAL    PRINCIPAL BALANCE  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                    MORTGAGE      BALANCE     OUTSTANDING AS OF   AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST-
AMORTIZATION TYPE    LOANS      OUTSTANDING    THE CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      DOC       ONLY
-----------------  ---------  --------------  -----------------  --------  --------  -----------  --------  -------  ---------
Fully Amortizing        9     $10,741,116.87        76.92%        6.515%      722     $1,193,457    64.95%   45.08%    0.00%
120 Month
   Interest-Only        3       3,223,306.43        23.08         6.470       757      1,074,435    60.59   100.00   100.00
                      ---     --------------       ------         -----       ---     ----------    -----   ------   ------
TOTAL:                 12     $13,964,423.30       100.00%        6.505%      730     $1,163,702    63.94%   57.76%   23.08%
                      ===     ==============       ======         =====       ===     ==========    =====   ======   ======

CUT-OFF DATE STATED PRINCIPAL BALANCES

                                                            % OF
                                                          AGGREGATE
                                                          PRINCIPAL
                               NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED
RANGE OF CUT-OFF DATE            OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
STATED PRINCIPAL BALANCES     MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST-
($)                            LOANS      OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      DOC       ONLY
-------------------------     --------  --------------  ------------  --------  --------  -----------  --------  -------  ---------
900,000.01 to 1,000,000.00        7     $ 6,993,242.86      50.08%     6.411%      737     $  999,035   59.37%    57.14%    28.60%
1,200,000.01 to 1,300,000.00      1       1,223,406.43       8.76      6.625       762      1,223,406   72.18    100.00    100.00
1,300,000.01 to 1,400,000.00      1       1,397,582.46      10.01      6.750       722      1,397,582   70.00    100.00      0.00
1,400,000.01 to 1,500,000.00      3       4,350,191.55      31.15      6.543       712      1,450,064   67.04     33.30      0.00
                                ---     --------------     ------      -----       ---     ----------   -----    ------    ------
TOTAL:                           12     $13,964,423.30     100.00%     6.505%      730     $1,163,702   63.94%    57.76%    23.08%
                                ===     ==============     ======      =====       ===     ==========   =====    ======    ======

CURRENT MORTGAGE RATES

                                                  % OF
                                                AGGREGATE
                                                PRINCIPAL
                     NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED
                       OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CURRENT    MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST-
MORTGAGE RATES (%)   LOANS      OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      DOC       ONLY
------------------  --------  --------------  ------------  --------  --------  -----------  --------  -------  ---------
6.001 to 6.250          3     $ 2,997,851.02      21.47%     6.250%      753     $  999,284   60.53%    33.36%    33.36%
6.251 to 6.500          5       5,885,995.18      42.15      6.439       730      1,177,199   64.35     75.52     16.99
6.501 to 6.750          3       3,620,106.61      25.92      6.673       721      1,206,702   61.64     72.40     33.79
6.751 to 7.000          1       1,460,470.49      10.46      6.875       709      1,460,470   75.00      0.00      0.00
                      ---     --------------     ------      -----       ---     ----------   -----     -----     -----
TOTAL:                 12     $13,964,423.30     100.00%     6.505%      730     $1,163,702   63.94%    57.76%    23.08%
                      ===     ==============     ======      =====       ===     ==========   =====     =====     =====

REMAINING TERM

                                                       % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                          NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED
                            OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                         MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST-
REMAINING TERM (MONTHS)   LOANS      OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      DOC       ONLY
-----------------------  --------  --------------  ------------  --------  --------  -----------  --------  -------  ---------
357                          3     $ 3,393,956.58      24.30%     6.603%      737     $1,131,319   68.65%   100.00%     0.00%
358                          9      10,570,466.72      75.70      6.473       728      1,174,496   62.43     44.20     30.49
                           ---     --------------     ------      -----       ---     ----------   -----    ------     -----
TOTAL:                      12     $13,964,423.30     100.00%     6.505%      730     $1,163,702   63.94%    57.76%    23.08%
                           ===     ==============     ======      =====       ===     ==========   =====    ======     =====

ORIGINAL LOAN-TO-VALUE RATIOS

                                                 % OF
                                               AGGREGATE
                                               PRINCIPAL
                    NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED
RANGE OF ORIGINAL     OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
LOAN-TO-VALUE      MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST-
RATIOS (%)           LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      DOC       ONLY
-----------------  --------  --------------  ------------  --------  --------  -----------  --------  -------  ---------
30.01 to 40.00         1     $   999,117.72       7.15%     6.625%      669     $  999,118   37.04%     0.00%     0.00%
40.01 to 50.00         1       1,000,000.00       7.16      6.250       767      1,000,000   45.45    100.00    100.00
60.01 to 70.00         8       9,281,428.66      66.46      6.445       732      1,160,179   66.01     62.95     10.77
70.01 to 75.00         2       2,683,876.92      19.22      6.761       733      1,341,938   73.71     45.58     45.58
                     ---     --------------     ------      -----       ---     ----------   -----    ------    ------
TOTAL:                12     $13,964,423.30     100.00%     6.505%      730     $1,163,702   63.94%    57.76%    23.08%
                     ===     ==============     ======      =====       ===     ==========   =====    ======    ======

CREDIT SCORES

                                               % OF
                                             AGGREGATE
                                             PRINCIPAL
                  NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED
                    OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CREDIT  MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST-
SCORES             LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      DOC       ONLY
---------------  --------  --------------  ------------  --------  --------  -----------  --------  -------  ---------
651 to 675           1     $   999,117.72       7.15%     6.625%      669     $  999,118   37.04%     0.00%     0.00%
701 to 725           5       6,746,825.16      48.31      6.542       713      1,349,365   67.67     42.19      0.00
726 to 750           2       1,998,087.06      14.31      6.500       738        999,044   65.13    100.00     50.04
751 to 775           3       3,221,593.49      23.07      6.470       763      1,073,864   62.18    100.00     69.02
776 to 800           1         998,799.87       7.15      6.250       789        998,800   68.97      0.00      0.00
                   ---     --------------     ------      -----       ---     ----------   -----    ------     -----
TOTAL:              12     $13,964,423.30     100.00%     6.505%      730     $1,163,702   63.94%    57.76%    23.08%
                   ===     ==============     ======      =====       ===     ==========   =====    ======     =====

GEOGRAPHIC AREA

                                               % OF
                                             AGGREGATE
                                             PRINCIPAL
                  NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED
                    OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                 MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST-
GEOGRAPHIC AREA    LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      DOC       ONLY
---------------  --------  --------------  ------------  --------  --------  -----------  --------  -------  ---------
Arizona              1     $   998,799.87       7.15%     6.250%      789     $  998,800   68.97%     0.00%     0.00%
California           1         998,187.06       7.15      6.500       734        998,187   68.73    100.00      0.00
Kansas               1       1,000,000.00       7.16      6.250       767      1,000,000   45.45    100.00    100.00
Maryland             4       5,132,433.93      36.75      6.601       732      1,283,108   69.14     71.54     43.32
Massachusetts        1       1,441,064.05      10.32      6.375       702      1,441,064   60.10      0.00      0.00
Michigan             1         998,187.06       7.15      6.500       760        998,187   66.67    100.00      0.00
Ohio                 1         999,117.72       7.15      6.625       669        999,118   37.04      0.00      0.00
Utah                 1       1,397,582.46      10.01      6.750       722      1,397,582   70.00    100.00      0.00
Virginia             1         999,051.15       7.15      6.250       702        999,051   67.19      0.00      0.00
                   ---     --------------     ------      -----       ---     ----------   -----    ------    ------
TOTAL:              12     $13,964,423.30     100.00%     6.505%      730     $1,163,702   63.94%    57.76%    23.08%
                   ===     ==============     ======      =====       ===     ==========   =====    ======    ======

OCCUPANCY TYPE

                                                % OF AGGREGATE             WEIGHTED    AVERAGE    WEIGHTED
                NUMBER OF      AGGREGATE      PRINCIPAL BALANCE  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                 MORTGAGE  PRINCIPAL BALANCE  OUTSTANDING AS OF   AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST-
OCCUPANCY TYPE    LOANS       OUTSTANDING      THE CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      DOC       ONLY
--------------  ---------  -----------------  -----------------  --------  --------  -----------  --------  -------  ---------
Primary             12       $13,964,423.30        100.00%        6.505%      730     $1,163,702   63.94%    57.76%    23.08%
                   ---       --------------        ------         -----       ---     ----------   -----     -----     -----
TOTAL:              12       $13,964,423.30        100.00%        6.505%      730     $1,163,702   63.94%    57.76%    23.08%
                   ===       ==============        ======         =====       ===     ==========   =====     =====     =====

PROPERTY TYPE

                                               % OF AGGREGATE             WEIGHTED    AVERAGE    WEIGHTED
               NUMBER OF      AGGREGATE      PRINCIPAL BALANCE  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                MORTGAGE  PRINCIPAL BALANCE  OUTSTANDING AS OF   AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST-
PROPERTY TYPE    LOANS       OUTSTANDING      THE CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      DOC       ONLY
-------------  ---------  -----------------  -----------------  --------  --------  -----------  --------  -------  ---------
Single Family
   Detached         9       $10,343,434.41         74.07%        6.482%      724     $1,149,270   63.94%    42.97%     9.67%
Deminimis PUD       3         3,620,988.89         25.93         6.570       748      1,206,996   63.96    100.00     61.40
                  ---       --------------        ------         -----       ---     ----------   -----    ------     -----
TOTAL:             12       $13,964,423.30        100.00%        6.505%      730     $1,163,702   63.94%    57.76%    23.08%
                  ===       ==============        ======         =====       ===     ==========   =====    ======     =====

LOAN PURPOSE

                                              % OF AGGREGATE             WEIGHTED    AVERAGE    WEIGHTED
              NUMBER OF      AGGREGATE      PRINCIPAL BALANCE  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
               MORTGAGE  PRINCIPAL BALANCE  OUTSTANDING AS OF   AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST-
LOAN PURPOSE    LOANS       OUTSTANDING      THE CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      DOC       ONLY
------------  ---------  -----------------  -----------------  --------  --------  -----------  --------  -------  ---------
Purchase           7       $ 8,128,472.01         58.21%        6.502%      736     $1,161,210   68.83%    57.45%   27.35%
Refinance -
   Rate Term       2         2,439,251.11         17.47         6.426       726      1,219,626   62.79     40.92       --
Refinance -
   Cashout         3         3,396,700.18         24.32         6.566       720      1,132,233   53.08     70.59    29.44
                 ---       --------------        ------         -----       ---     ----------   -----     -----    -----
TOTAL:            12       $13,964,423.30        100.00%        6.505%      730     $1,163,702   63.94%    57.76%   23.08%
                 ===       ==============        ======         =====       ===     ==========   =====     =====    =====

LOAN DOCUMENTATION

                                                    % OF AGGREGATE             WEIGHTED    AVERAGE    WEIGHTED
                    NUMBER OF      AGGREGATE      PRINCIPAL BALANCE  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                     MORTGAGE  PRINCIPAL BALANCE  OUTSTANDING AS OF   AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST-
                      LOANS       OUTSTANDING      THE CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      DOC       ONLY
                    ---------  -----------------  -----------------  --------  --------  -----------  --------  -------  ---------
Full/Alt                 7       $ 8,065,920.02         57.76%        6.509%      743     $1,152,274   64.93%   100.00%    39.96%
Stated
   Income/Verified
   Assets                5         5,898,503.28         42.24         6.499       713      1,179,701   62.59      0.00      0.00
                       ---       --------------        ------         -----       ---     ----------   -----    ------     -----
TOTAL:                  12       $13,964,423.30        100.00%        6.505%      730     $1,163,702   63.94%    57.76%    23.08%
                       ===       ==============        ======         =====       ===     ==========   =====    ======     =====

                              RMBS NEW TRANSACTION

                             FREE WRITING PROSPECTUS

                          $[224,755,481] (APPROXIMATE)
                              Offered Certificates

                                  MLMI 2006-F1
                       MORTGAGE PASS-THROUGH CERTIFICATES
                      FIXED RATE RESIDENTIAL MORTGAGE LOANS

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                                 SELLER/SPONSOR

                           NATIONAL CITY MORTGAGE CO.
                                    SERVICER

                                 APRIL [3], 2006

                                IMPORTANT NOTICES

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-127233) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-248-3580.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Free Writing Prospectus are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

                              AGGREGATE       % OF AGGREGATE             WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
ORIGINAL       NUMBER OF      PRINCIPAL     PRINCIPAL BALANCE  WEIGHTED  AVERAGE    PRINCIPAL    AVERAGE   AVERAGE  PERCENT
COMBINED       MORTGAGE        BALANCE      OUTSTANDING AS OF   AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL    FULL   PERCENT
LTV              LOANS       OUTSTANDING     THE CUT-OFF DATE   COUPON    SCORE    OUTSTANDING     LTV      CLTV      DOC       IO
-------------  ---------  ----------------  -----------------  --------  --------  -----------  --------  --------  -------  -------
15.01 - 20.00       1      $    119,896.68         0.05%         6.75%      669      $119,897    19.45%    19.45%     0.00%    0.00%
25.01 - 30.00       3      $    360,607.39         0.16%         6.49%      769      $120,202    28.21%    28.21%    77.84%   27.73%
30.01 - 35.00       6      $  2,354,934.19         1.03%         6.18%      778      $392,489    31.44%    31.96%    46.74%    0.00%
35.01 - 40.00       3      $    723,757.84         0.32%         6.34%      778      $241,253    38.52%    38.52%    27.63%   27.63%
40.01 - 45.00       5      $  1,929,449.64         0.85%         6.28%      741      $385,890    41.95%    41.95%    89.63%   41.46%
45.01 - 50.00      16      $  7,694,207.81         3.37%         6.48%      736      $480,888    45.49%    47.12%    61.45%   17.64%
50.01 - 55.00      18      $  7,483,693.76         3.28%         6.28%      748      $415,761    51.92%    51.94%    78.64%   21.14%
55.01 - 60.00      28      $ 12,796,120.06         5.61%         6.25%      760      $457,004    58.05%    58.14%    55.59%   14.82%
60.01 - 65.00      30      $ 15,669,732.72         6.86%         6.37%      731      $522,324    61.77%    62.65%    56.85%   16.83%
65.01 - 70.00      60      $ 32,426,057.37        14.21%         6.38%      749      $540,434    66.77%    68.24%    52.98%   15.70%
70.01 - 75.00      69      $ 33,151,310.55        14.52%         6.41%      731      $480,454    72.51%    73.60%    57.90%   32.79%
75.01 - 80.00     114      $ 59,447,456.68        26.04%         6.39%      746      $521,469    77.24%    79.29%    84.19%   18.96%
80.01 - 85.00      19      $  9,091,142.14         3.98%         6.28%      755      $478,481    74.04%    83.24%    74.15%    3.30%
85.01 - 90.00      63      $ 32,930,859.94        14.43%         6.47%      738      $522,712    75.75%    89.15%    57.12%   24.27%
90.01 - 95.00      23      $ 12,076,657.94         5.29%         6.37%      727      $525,072    77.19%    94.29%   100.00%   14.80%
                  ---      ---------------       ------          ----       ---      --------    -----     -----    ------    -----
TOTAL:            458      $228,255,884.71       100.00%         6.38%      742      $498,375    69.68%    73.91%    67.47%   20.10%
                  ===      ===============       ======          ====       ===      ========    =====     =====    ======    =====

                              RMBS NEW TRANSACTION

                             FREE WRITING PROSPECTUS

                          $[224,755,481] (APPROXIMATE)
                              Offered Certificates

                                  MLMI 2006-F1
                       MORTGAGE PASS-THROUGH CERTIFICATES
                      FIXED RATE RESIDENTIAL MORTGAGE LOANS

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                                 SELLER/SPONSOR

                           NATIONAL CITY MORTGAGE CO.
                                    SERVICER

                                 APRIL [3], 2006

                                IMPORTANT NOTICES

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-127233) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-248-3580.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Free Writing Prospectus are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

                   NUMBER      AGGREGATE                       WEIGHTED   AVERAGE   WEIGHTED WEIGHTED                 WEIGHTED
                     OF        PRINCIPAL   PERCENT OF WEIGHTED  AVERAGE  PRINCIPAL  AVERAGE   AVERAGE PERCENT          AVERAGE
SILENT            MORTGAGE      BALANCE     MORTGAGE   AVERAGE  CREDIT    BALANCE   ORIGINAL COMBINED   FULL  PERCENT COMBINED
SECOND              LOANS     OUTSTANDING     POOL     COUPON   SCORE   OUTSTANDING   LTV       LTV     DOC      IO      DTI
------            -------- --------------- ---------- -------- -------- ----------- -------- -------- ------- ------- --------
1st Liens, no
   Silent Seconds    329   $159,795,663.12    70.01%   6.366%     744     $485,701   69.06%   69.06%   68.19%  18.23%  36.23%
1st Liens with
   Silent Seconds    129   $ 68,460,221.59    29.99%   6.423%     739     $530,699   71.13%   85.23%   65.76%  24.47%  36.70%
                     ---   ---------------   ------    -----      ---     --------   -----    -----    -----   -----   -----
TOTAL:               458   $228,255,884.71   100.00%   6.383%     742     $498,375   69.68%   73.91%   67.47%  20.10%  36.38%
                     ===   ===============   ======    =====      ===     ========   =====    =====    =====   =====   =====